UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 8.01	Other Events

On August 18, 2009, American Dental Partners, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriter agreed to purchase for resale to the public (the “Public Offering”), subject to the terms and conditions expressed therein, 2,260,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per share of $12.00 to the public, less an underwriting discount of $0.66 per share. The Underwriter also has an option to purchase up to 339,000 additional shares of Common Stock at the same price per share to cover over-allotments. The Public Offering is expected to close on August 21, 2009. The form of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

The Common Stock to be sold pursuant to the Underwriting Agreement was registered pursuant to an effective shelf Registration Statement on Form S-3 (Registration No. 333-160157) that the Company filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended.

In connection with the Company’s filing with the SEC of a definitive prospectus supplement, dated August 18, 2009, a preliminary prospectus supplement, dated August 18, 2009, and a prospectus, dated August 7, 2009, relating to the Public Offering described above, the Company is filing as an exhibit to this Current Report an opinion and consent of Baker & Hostetler, LLP, legal counsel to the Company, issued to the Company as to the validity of the shares of Common Stock being offered in the Public Offering.

On August 18, 2009, the Company also announced that it has received commitments from lenders for a new $130,000,000 senior secured credit facility, which includes a $50,000,000 revolving credit facility and an $80,000,000 term loan. The net proceeds from the public offering of common stock and borrowings available under the new senior credit facility will be used to retire the Company’s existing senior secured revolving credit facility and term loan and the balance will be available for other general and working capital purposes. The closing of the public offering of shares and the senior credit facility are expected to take place on August 21, 2009. At closing, the Company expects the term loan to be fully funded and the revolving credit facility to have borrowings of approximately $5,000,000. At closing, approximately $45,000,000 will remain undrawn on the revolving credit facility and based on financial covenants $39,000,000 will be available for borrowing under the revolving credit facility. There can be no assurance that the Company will be able to complete and close the new $130,000,000 senior secured credit facility on satisfactory terms.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 1.1 – Form of Underwriting Agreement, dated August 18, 2009, between American Dental Partners, Inc. and Robert W. Baird & Co. Incorporated.

Exhibit 5.1 – Opinion of Baker & Hostetler, LLP, dated August 18, 2009.

Exhibit 23.1 – Consent of Baker & Hostetler, LLP (contained in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

August 18, 2009	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)